Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2006, in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-137445) and related Prospectus of Cbeyond, Inc. and Subsidiaries for the registration of 4,112,500 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

September 22, 2006